Exhibit 10.16

EQUITY INCENTIVE PLAN OF

ALLISON TRANSMISSION HOLDINGS, INC.

STOCK OPTION AGREEMENT

GRANT NOTICE

Unless otherwise defined herein, the terms defined in the Equity Incentive Plan of Allison Transmission Holdings, Inc. (the “Plan”) shall have the same defined meanings in this Stock Option Agreement, which includes the terms in this Grant Notice (the “Grant Notice”) and Appendix A attached hereto (collectively, the “Agreement”).

You have been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

Name of Optionee:	[ ]

Total Number of Shares Subject to the Option:	[ ]

Exercise Price per Share:	$[ ]

Total Exercise Price on Grant Date:	$[ ]

Grant Date:	[ ]

Type of Option:	Nonqualified Stock Option

Final Expiration Date:	[ ]

Vesting Schedule:	This Option will vest and become exercisable in accordance with the vesting schedule set forth in Appendix A.

Your signature below indicates your agreement and understanding that this Option is subject to all of the terms and conditions contained in the Agreement (including this Grant Notice and Appendix A to the Agreement) and the Plan. ACCORDINGLY, PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS OPTION.

ALLISON TRANSMISSION HOLDINGS, INC.		OPTIONEE

By
Name: Title:

APPENDIX A TO STOCK OPTION AGREEMENT

ARTICLE I.

GRANT OF OPTION

Section 1.1    Grant of Option. The Company hereby grants to the Optionee the Option to purchase any part or all of an aggregate of the Shares set forth in the Grant Notice pursuant to which this Appendix is attached, upon the terms and conditions set forth in the Plan and this Agreement (including the Grant Notice and this Appendix A). The Optionee hereby agrees that except as required by law, he or she will not disclose to any Person other than the Optionee’s spouse and/or tax or financial advisor (if any) the grant of the Option or any of the terms or provisions hereof without the prior approval of the Administrator, and the Optionee agrees that, in the discretion of the Administrator, the Option shall terminate and any unexercised portion of such Option (whether or not then exercisable) shall be forfeited if the Optionee violates the non-disclosure provisions of this Section 1.1.

Section 1.2    Option Subject to Plan. The Option granted hereunder is subject to the terms and provisions of the Plan, including without limitation, Article V and Article VIII thereof.

Section 1.3    Exercise Price. The Exercise Price of a Share covered by the Option shall be the Exercise Price per Share as set forth in the Grant Notice (without commission or other charge).

ARTICLE II.

VESTING SCHEDULE; EXERCISABILITY

Section 2.1    Vesting and Exercisability of Option.

(a) Vesting. [        ]% of the Option shall be fully vested and exercisable on the Grant Date. Except as provided below, the remaining [        ]% of the Option shall become vested and exercisable, so long as the Optionee remains continuously a Service Provider from the Grant Date through each relevant date set forth below, as follows:

(i) [        ]% of the Option shall become vested and exercisable on the next meeting of the Board following the meeting occurring on the Grant Date (the “Second Meeting”), provided that the Optionee attends the Second Meeting either in person or by telephone;

(ii) [        ]% of the Option shall become vested and exercisable on the next meeting of the Board following the Second Meeting (the “Third Meeting”), provided that the Optionee attends the Third Meeting either in person or by telephone;

(iii) [        ]% of the Option shall become vested and exercisable on the next meeting of the Board following the Third Meeting (the “Fourth Meeting”), provided that the Optionee attends the Fourth Meeting either in person or by telephone; and

(iv) [        ]% of the Option shall become vested and exercisable on the next meeting of the Board following the Fourth Meeting (the “Fifth Meeting”), provided that the Optionee attends the Fifth Meeting either in person or by telephone.

(b) Accelerated Vesting. Notwithstanding the foregoing, if the Second Meeting, the Third Meeting, the Fourth Meeting, or the Fifth Meeting does not occur prior to [                    ], 20[    ], then that

portion of the Option that is scheduled to vest and become exercisable, in accordance with Section 2.1(a), on the Second Meeting, the Third Meeting, the Fourth Meeting, or the Fifth Meeting, as applicable, shall instead vest and become exercisable on [                    ], 20[    ], so long as the Optionee remains continuously a Service Provider from the Grant Date to [                    ], 20[    ].

(c) Liquidity Event Vesting. Notwithstanding the foregoing, upon a Liquidity Event, the Option shall vest and become exercisable immediately prior to such Liquidity Event, so long as the Optionee remains continuously a Service Provider from the Grant Date to the date of the Liquidity Event.

Section 2.2    Discretionary Vesting. The Administrator in its sole discretion may vest any portion of the Option that does not otherwise vest pursuant to Section 2.1.

Section 2.3    Administrator Determination of Vesting. The Administrator shall determine the extent, if any, to which the Option has become vested and exercisable, on any such date as the Administrator in its sole discretion shall determine.

Section 2.4    No Vesting of Option. Notwithstanding anything to the contrary in this Agreement, any portion of the Option that has not become vested pursuant to Sections 2.1 or 2.2 on or prior to the earlier of (a) the date that the Optionee experiences a Termination of Service, and (b) the date of the next meeting of the Board following [                    ], 20[    ] shall be forfeited and shall not thereafter become vested or exercisable.

Section 2.5    Exercisability of the Option. The Optionee shall not have the right to exercise the Option until the date the applicable portion of the Option becomes vested pursuant to Sections 2.1 or 2.2. The date that the applicable portion of the Option becomes exercisable is referred to herein as the “Exercise Commencement Date.” Subject to Section 8.1 of the Plan, following the Exercise Commencement Date, the applicable portion of the Option shall remain exercisable until it becomes unexercisable under Section 2.6. Once the Option becomes unexercisable, it shall be forfeited immediately.

Section 2.6    Expiration of Option.

(a) The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(i) The Final Expiration Date;

(ii) Except for such longer period of time as the Administrator may otherwise approve, in the event of a Termination of Service for any reason other than Cause, death or Disability, ninety (90) days following the date of the Optionee’s Termination of Service;

(iii) Except as the Administrator may otherwise approve, the date of the Optionee’s Termination of Service for Cause; or

(iv) Except for such longer period of time as the Administrator may otherwise approve, twelve (12) months following the Optionee’s Termination of Service by reason of the Optionee’s death or Disability.

(b) If, pursuant to the terms of the Stockholders Agreement, the Company has a right to repurchase the Optionee’s Option and/or Shares, the Company may exercise such call right regardless of whether the Optionee continues to have a right to exercise the Option under this Section 2.6.

Section 2.7    Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable.

Section 2.8    Exercise of Option. The exercise of the Option shall be governed by the terms of this Agreement and the terms of the Plan, including, without limitation, the provisions of Article V of the Plan.

Section 2.9    Manner of Exercise; Tax Withholding.

(a) Unless determined otherwise by the Administrator, as a condition to the exercise of the Option, the Optionee shall (i) notify the Company at least thirty (30) days prior to exercise and no earlier than ninety (90) days prior to exercise that the Optionee intends to exercise, and (ii) concurrently with the exercise of the Option, execute the Stockholders Agreement, unless the Optionee has already executed the Stockholders Agreement. This Section 2.9(a) shall not apply if the Shares underlying the Option are registered on Form S-8.

(b) To the extent permitted by law or the applicable listing rules, if any, the Optionee may pay for the Shares with respect to which such Option or portion of such Option is exercised through (i) payment in cash; (ii) with the consent of the Administrator, the delivery of Shares which are owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate Exercise Price of the exercised portion of the Option; (iii) with the consent of the Administrator, through the surrender of Shares then issuable upon exercise of the Option having a Fair Market Value on the date of the exercise of the Option equal to the aggregate Exercise Price of the exercised portion of the Option; or (iv) with the consent of the Administrator, delivery of a notice that the Optionee has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate Exercise Price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale.

(c) The Optionee shall make appropriate arrangements for the payment to the Company (or its Subsidiary, as applicable) of all amounts which the Company (or its Subsidiary, as applicable) is required to withhold under applicable law in connection with the exercise of the Option. With the consent of the Administrator and subject to any applicable legal conditions or restrictions, the Company shall, upon the Optionee’s request, withhold from the Shares otherwise issuable to the Optionee upon the exercise of the Option or any portion thereof a number of whole Shares having a Fair Market Value, determined as of the date of exercise, not in excess of the minimum of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting). Any adverse consequences to the Optionee arising in connection with the share withholding procedure set forth in the preceding sentence shall be the sole responsibility of the Optionee.

ARTICLE III.

OTHER PROVISIONS

Section 3.1    Optionee Representation; Not a Contract of Service. The Optionee hereby represents that the Optionee’s execution of this Agreement and participation in the Plan is voluntary and that the Optionee has in no way been induced to enter into this Agreement in exchange for or as a requirement of the expectation of service with the Company or any of its Subsidiaries. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue as a Service Provider or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in writing.

Section 3.2    Shares Subject to Plan and Stockholders Agreement; Restrictions on the Transfer of Option and Common Stock. The Optionee acknowledges that this Option and any Shares acquired upon exercise of the Option are subject to the terms of the Plan and the Stockholders Agreement including, without limitation, the restrictions set forth in Sections 5.6 and 5.7 of the Plan.

Section 3.3    Construction. This Agreement shall be administered, interpreted and enforced under the laws of the state of Delaware.

Section 3.4    Conformity to Securities Laws. The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan, the Stockholders Agreement and this Agreement shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 3.5    Amendment, Suspension and Termination. The Option may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as provided by Section 8.1 of the Plan, neither the amendment, modification, suspension nor termination of this Agreement (including the Grant Notice) shall, without the consent of the Optionee, materially alter or impair any rights or obligations under the Option.

Section 3.6    Data Privacy Consent. As a condition of the Option grant, the Optionee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this paragraph by and among, as applicable, the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan. The Optionee understands that the Company and its Subsidiaries and Affiliates hold certain personal information about the Optionee, including the Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all restricted stock or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the purpose of implementing, managing and administering the Plan (the “Data”). The Optionee further understands that the Company and its Subsidiaries and Affiliates may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of the Optionee’s participation in the Plan, and that the Company and its Subsidiaries and Affiliates may each further transfer the Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Optionee understands that these recipients may be located in the Optionee’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Optionee’s country. The Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Optionee authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Optionee may elect to deposit any Shares. The Optionee understands that the Data will be held only as long as is necessary to implement, administer, and manage the Optionee’s participation in the Plan. The Optionee understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Optionee understands that refusal or withdrawal of consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative.

ARTICLE IV.

DEFINITIONS

Whenever the following terms are used in this Agreement (including the Grant Notice), they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan. The singular pronoun shall include the plural, where the context so indicates.

Section 4.1    Company. “Company” shall mean Allison Transmission Holdings, Inc., a Delaware corporation.

Section 4.2    Effective Date. “Effective Date” shall mean August 7, 2007.

Section 4.3    Exercise Price. “Exercise Price” shall mean the exercise price per Share set forth in the Grant Notice.

Section 4.4    Final Expiration Date. “Final Expiration Date” shall mean the final expiration date set forth in the Grant Notice.

Section 4.5    Grant Date. “Grant Date” shall be the grant date set forth in the Grant Notice.

Section 4.6    Grant Notice. “Grant Notice” shall mean the Grant Notice referred to in Section 1.1 of this Agreement, which Grant Notice is for all purposes a part of the Agreement.

Section 4.7    Liquidity Event. “Liquidity Event” shall mean either (a) the consummation of the sale, transfer, conveyance or other disposition in one or a series of transactions, of the equity securities of the Company or its successor held, directly or indirectly, by all of the Principal Stockholders in exchange for cash, or in the case of any transaction resulting in the exchange for consideration other than cash (“non-cash consideration”) the receipt of cash upon the disposition of such non-cash consideration, such that immediately following such transaction or disposition (or series of transactions or dispositions), the total number of all equity securities held, directly or indirectly, by all of the Principal Stockholders and any Affiliate of any Principal Stockholders is, in the aggregate, less than 30% of the total number of equity securities (as such securities may be adjusted for the occurrence of a corporate event) held, directly or indirectly, by all of the Principal Stockholders and any Affiliate of any Principal Stockholders as of the Effective Date; or (b) the consummation of the sale, lease, transfer, conveyance or other disposition (other than by way of merger, equity purchase or consolidation), in one or a series of transactions, of all or substantially all of the assets of the Company, or the Company and its subsidiaries taken as a whole, to any “person” (as such term is defined in Section 13(d)(3) of the Exchange Act) other than to any Principal Stockholders or an Affiliate of any Principal Stockholders.

Section 4.8    Option. “Option” shall mean the option to purchase Common Stock granted under this Agreement.

Section 4.9    Optionee. “Optionee” shall be the Person designated as such in the Grant Notice.

Section 4.10    Plan. “Plan” shall have the meaning set forth in the Recitals hereto.

Section 4.11    Termination of Service. “Termination of Service” shall mean the time when the engagement of the Optionee as a Service Provider is terminated for any reason, with or without Cause, including, but not by way of limitation, by resignation, failure to be elected or appointed, discharge, death or retirement, but excluding (a) terminations where there is simultaneous commencement by the former Service Provider of a relationship with the Company or a Subsidiary as a Service Provider and (b) at the discretion of the Administrator, terminations which result in a temporary severance of the service relationship. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Service, including, but not by way of limitation, the question of whether a Termination of Service resulted from discharge for Cause, and all questions of whether a particular leave of absence constitutes a Termination of Service.

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